JULY 24, 2007	Contact:	Anthony Farina
WILMINGTON, Del.		302-774-4005
anthony.r.farina@usa.dupont.com
DuPont Reports Second Quarter Earnings Per Share of $1.04;
Reaffirms Full Year Outlook
Highlights
•	Second quarter 2007 earnings per share were $1.04, compared with $1.04 in the second quarter of 2006.

•	Earnings per share grew 3 percent to $1.04 from $1.01, excluding a $0.03 per share significant item in the prior-year quarter.

•	Sales grew 6 percent to $7.9 billion, reflecting 1 percent volume growth, 2 percent higher local selling prices and a 3 percent currency benefit.

•	Sales growth in all regions outside the United States more than offset lower U.S. volumes resulting from continuing weakness in housing and automotive markets.

•	The benefit of higher local selling prices was offset by a rise in energy and ingredient costs.

•	Fixed costs as a percentage of sales decreased 120 basis points from the prior-year quarter.

•	DuPont reaffirmed its full year 2007 earnings outlook of about $3.15 per share excluding significant items.
          “We are seeing the benefit of our global presence — capitalizing on strong routes to market in developing countries and building on our market-leading positions for businesses that serve multiple industries,” said Charles O. Holliday, Jr., DuPont chairman and chief executive officer. “We generated solid volume growth in all regions outside the United States and increased local selling prices for the 14th consecutive quarter while reducing fixed costs as a percentage of sales. We are executing our growth strategies and continuing to increase return on invested capital.”
Global Consolidated Sales and Net Income
          Consolidated net sales grew 6 percent to $7.9 billion in the quarter due to 2 percent higher local prices, a 1 percent increase in volume, and a 3 percent currency benefit. The 4 percent volume growth outside the United States was partly offset by lower volumes, primarily in the United States, from slower housing and auto markets. A summary of second quarter 2007 worldwide and regional sales performance is shown in the table below.

	Three Months Ended
	June 30, 2007		Percentage Change Due to:
			Local
	$	%	Currency	Currency	Volume
(Dollars in billions)		Change	Price	Effect
U.S.	$3.3	1%	3	—	(2)
Europe	2.3	12	1	7	4
Asia Pacific	1.3	8	2	1	5
Canada & Latin America	1.0	8	2	2	4

Total Consolidated Sales	$7.9	6%	2	3	1
          Net income for the second quarter of 2007 was $972 million, or $1.04 per share. Second quarter 2006 net income was $975 million, or $1.04 per share, and included a $31 million, or $0.03 per share tax benefit. Excluding the tax benefit, second quarter 2006 net income was $944 million, or $1.01 per share. The year-over-year improvement in underlying results principally reflects higher local prices, favorable currency impact, volume growth outside the United States, and higher pharmaceutical income. These gains were partially offset by higher ingredient costs and increased cost investments primarily to accelerate biotech research and development, expand global sales coverage in seeds, and increase production capacity in Kevlar® and Nomex®, photovoltaics, and select China facilities.
Earnings Per Share
          The table below shows the variances in second quarter 2007 earnings per share (EPS) versus second quarter 2006:

EPS Analysis

EPS

2nd Quarter 2006	$1.04

Variances:
2Q’06 Significant item (see Schedule B)	(.03)
Local prices	.13
Variable costs*	(.15)
Volume	.03
Fixed costs*	(.02)
Currency	.06
Pharmaceuticals	.03
Tax Rate	(.01)
Other**	(.04)

2nd Quarter 2007	$1.04

*	Excludes volume and currency impact

**	Primarily reflects higher income from product licensing and exchange gains in the prior year

Business Segment Performance
          Segment pre-tax operating income (PTOI) for the second quarter of 2007 grew 6 percent to $1.6 billion from $1.5 billion in the second quarter of 2006. Segment sales, PTOI, and related variances versus the second quarter of 2006 are shown in the following tables:

SEGMENT SALES*	Three Months Ended		Percentage Change
(Dollars in billions)	June 30, 2007		Due to:
	$	%	USD	Volume
		Change	Price
Agriculture & Nutrition	2.1	7	6	1
Coatings & Color Technologies	1.7	5	4	1
Electronic & Communication Technologies	1.0	4	—	4
Performance Materials	1.7	8	7	1
Safety & Protection	1.5	4	4	—

*	Segment sales include intersegment transfers

PRE-TAX OPERATING INCOME
(Dollars in millions)	Three Months Ended June 30
	2007	2006	% Change
			vs. 2006
Agriculture & Nutrition	$428	$430	—%
Coatings & Color Technologies	226	228	(1)
Electronic & Communication Technologies	176	168	5
Performance Materials	227	191	19
Pharmaceuticals	241	200	21
Safety & Protection	318	308	3
Other	(37)	(32)	nm

	$1,579	$1,493	6%
Agriculture & Nutrition
•	Sales of $2.1 billion grew 7 percent driven by strong U.S. seed corn and cereal herbicides sales. These gains were partially offset by lower sales of soybeans and cotton herbicides due to reduced acres in North America.

•	PTOI was $428 million versus $430 million in the second quarter 2006. Strong results in global crop protection products and North American seed corn were offset by lower soybean volumes and $33 million of growth investments. These investments were made to accelerate biotechnology trait development, to more rapidly integrate existing traits into leading germplasm and to strengthen seed sales coverage.
Coatings & Color Technologies
•	Second quarter 2007 sales of $1.7 billion grew 5 percent reflecting 4 percent higher USD selling prices and 1 percent higher volume. Increased sales of refinish coatings and titanium dioxide outpaced the negative impact of the weak U.S. auto and housing markets.

•	PTOI was $226 million, essentially equal to the prior year. Fixed cost reductions in OEM coatings and strong international sales were offset by weakness in U.S. auto and housing markets and increased ingredient and transportation costs.

Electronic & Communication Technologies
•	Sales grew 4 percent to $979 million as volume growth in fluoroproducts and packaging graphics, favorable currency impact, and gains in photovoltaic markets were largely offset by lower refrigerant pricing and weakness in certain cell phone and semiconductor supply chains.

•	PTOI was $176 million in the quarter and included the benefit of a $25 million pre-tax inventory valuation adjustment. The weakness reflects lower refrigerants pricing and softness in certain electronic materials markets, primarily for cell phones.
Performance Materials
•	Sales grew 8 percent to $1.7 billion reflecting higher local selling prices and a favorable currency impact. Volume growth in Europe and Latin America offset lower demand in North America.

•	PTOI increased 19 percent to $227 million primarily due to strong gains in the segment’s packaging, industrial polymer and elastomer product lines.
Safety & Protection
•	Sales of $1.5 billion were up 4 percent reflecting a 4 percent increase in USD selling prices. Higher sales of aramids and construction materials outside the United States were offset by lower sales in U.S. housing markets.

•	PTOI increased 3 percent to $318 million, principally reflecting strong earnings growth in aramid products, largely offset by lower earnings from U.S. housing markets, spending for hybrid membrane technology and capacity expansions in Kevlar® and Nomex®.
          Additional information on segment performance is available on the DuPont Investor Center website at www.dupont.com.
Share Repurchase Program Update
          The company has completed nearly 80 percent of its $5 billion share repurchase program announced October 2005. In the second quarter 2007, the company repurchased 5.9 million shares of its stock for $300 million. The total amount repurchased to date under this program is $3.9 billion, or approximately 90 million shares. The company expects to complete the remaining $1.1 billion of the program, consistent with its financial discipline principles, by the end of 2007.
Outlook
          DuPont reaffirms its outlook for 2007 full-year earnings per share of about $3.15, excluding a $0.06 per share charge for significant items in the first quarter 2007. For the second half of 2007, the company expects to benefit from continued growth outside the United States, higher local selling prices and ongoing fixed cost productivity gains. The company also anticipates continued softness in U.S. housing, higher ingredient costs and a higher base tax rate versus last year.
          “Our strong position as a global market leader in both developed and developing economies enabled us to deliver 9 percent earnings growth in the first half of the year,” Holliday said.

“We will achieve our outlook through cost productivity gains and by continuing to deliver competitive advantages to our customers through market-driven innovations.”
Use of Non-GAAP Measures
          Management believes that measures of income excluding significant items (“non-GAAP” information) are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in Schedule D.
          DuPont is a science-based products and services company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture and food; building and construction; communications; and transportation.
Forward-Looking Statements: This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; seasonality of sales of agricultural products; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier and customer operations.
# # #
7/24/07

E. I. du Pont de Nemours and Company
Consolidated Income Statements
(Dollars in millions, except per share amounts)
SCHEDULE A

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net sales	$7,875	$7,442	$15,720	$14,836
Other income, net (a)	364	396	680	666

Total	8,239	7,838	16,400	15,502

Cost of goods sold and other operating charges (b), (c)	5,555	5,227	11,101	10,564
Selling, general and administrative expenses	877	853	1,715	1,644
Amortization of intangible assets	54	56	110	115
Research and development expense	337	328	647	641
Interest expense	108	119	207	233

Total	6,931	6,583	13,780	13,197

Income before income taxes and minority interests	1,308	1,255	2,620	2,305
Provision for income taxes (a)	335	279	700	510
Minority interests in earnings of consolidated subsidiaries	1	1	3	3

Net income	$972	$975	$1,917	$1,792

Basic earnings per share of common stock	$1.05	$1.05	$2.07	$1.94

Diluted earnings per share of common stock	$1.04	$1.04	$2.05	$1.92

Dividends per share of common stock	$0.37	$0.37	$0.74	$0.74

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	923,816,790	922,227,761	923,907,117	921,723,199
Diluted	932,808,980	931,953,934	933,026,764	930,892,168

(a), (b), (c)	See Notes to Schedules of Significant Items for additional information.

E.I. du Pont de Nemours and Company
Schedules of Significant Items
(Dollars in millions, except per share amounts)
SCHEDULE B
SIGNIFICANT ITEMS

	Pre-tax		After-tax		($ Per Share)
	2007	2006	2007	2006	2007	2006
1st Quarter — Total	$(52)	$(128)	$(52)	$(50)	$(0.06)	$(0.05)

2nd Quarter:
Corporate tax-related item (a)	—	—	—	31	—	0.03

2nd Quarter — Total	$—	$—	$—	$31	$—	$0.03

Year-to-date — Total	$(52)	$(128)	$(52)	$(19)	$(0.06)	$(0.02)

SIGNIFICANT ITEMS BY SEGMENT

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Agriculture & Nutrition	$—	$—	$—	$—

Coatings & Color Technologies (c)	—	—	—	(135)

Electronic & Communication Technologies	—	—	—	—
Performance Materials (b)	—	—	(52)	—
Safety & Protection	—	—	—	—
Textiles & Interiors	—	—	—	—
Other	—	—	—	—

Total (excluding Corporate)	$—	$—	$(52)	$(135)

(a), (b), (c) See Notes to Schedules of Significant Items for additional information.

E.I. du Pont de Nemours and Company
Notes to Schedules of Significant Items
(Dollars in millions, except per share amounts)

(a)	Second quarter 2006 includes a tax benefit of $31 associated with an increase in the deferred tax assets of a European subsidiary for a tax basis investment loss recognized on the local tax return.

Year-to-date 2006 includes a reversal of accrued interest of $7 ($4 after-tax) in Other income, net and the reversal of $44 of income taxes associated with favorable settlement of certain prior-year tax contingencies which had been previously reserved.

(b)	Year-to-date 2007 includes a net $52 charge in Cost of goods sold and other operating charges for existing litigation in the Performance Materials segment in connection with the elastomers antitrust matter.

(c)	Year-to-date 2006 includes a restructuring charge of $135 in the Coatings & Color Technologies segment in connection with the company’s plans to close and consolidate certain manufacturing and laboratory sites. Cost of goods sold and other operating charges includes employee separation charges, primarily in Europe and the U.S., for approximately 1,300 employees and other exit costs.

E.I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)
SCHEDULE C

	Three Months Ended		Six Months Ended
	June 30,		June 30,
SEGMENT SALES (1)	2007	2006 (2)	2007	2006 (2)
Agriculture & Nutrition	$2,074	$1,935	$4,524	$4,109
Coatings & Color Technologies	1,701	1,625	3,260	3,103
Electronic & Communication Technologies	979	942	1,899	1,827
Performance Materials	1,679	1,556	3,268	3,097
Safety & Protection	1,466	1,413	2,836	2,773
Other	50	48	93	94

Total Segment sales	$7,949	$7,519	$15,880	$15,003

Elimination of transfers	(74)	(77)	(160)	(167)

Consolidated net sales	$7,875	$7,442	$15,720	$14,836

	Three Months Ended		Six Months Ended
	June 30,		June 30,
PRETAX OPERATING INCOME/(LOSS) (PTOI) (3)	2007	2006 (2)	2007	2006 (2)
Agriculture & Nutrition	$428	$430	$1,079	$1,027
Coatings & Color Technologies	226	228	420	249
Electronic & Communication Technologies	176	168	300	328
Performance Materials	227	191	377	346
Pharmaceuticals	241	200	466	369
Safety & Protection	318	308	609	576
Other	(37)	(32)	(93)	(88)

Total Segment PTOI	$1,579	$1,493	$3,158	$2,807

Exchange gains and (losses) (4)	8	26	(20)	8
Corporate expenses & net interest	(279)	(264)	(518)	(510)

Income before income taxes and minority interests	$1,308	$1,255	$2,620	$2,305

(1)	Sales for the reporting segments include transfers.

(2)	Certain reclassifications of 2006 segment data have been made to reflect changes in organizational structure for 2007.

(3)	Refer to the Notes to Schedules of Significant Items for additional information.

(4)	Net after-tax exchange activity for the three and six-months ended June 30, 2007 were losses of $7 and $25, respectively. For the three and six-months ended June 30, 2006, the net after-tax exchange activity were a gain of $9 and a loss of $12, respectively. Gains and losses resulting from the company’s hedging program are largely offset by associated tax effects.

E.I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D
Summary of Earnings Comparisons

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			%			%
	2007	2006	Change	2007	2006	Change
Segment PTOI	$1,579	$1,493	6%	$3,158	$2,807	13%
Significant Items charge included in PTOI (per Schedule B)	—	—		52	135

Segment PTOI excluding Significant Items	$1,579	$1,493	6%	$3,210	$2,942	9%

Net Income	$972	$975	0%	$1,917	$1,792	7%

Significant Items (benefit)/charge included in Net Income (per Schedule B)	—	(31)		52	19

Net Income excluding Significant Items	$972	$944	3%	$1,969	$1,811	9%

EPS	$1.04	$1.04	0%	$2.05	$1.92	7%
Significant Items (benefit)/charge included in EPS (per Schedule B)	—	(0.03)		0.06	0.02

EPS excluding Significant Items	$1.04	$1.01	3%	$2.11	$1.94	9%

Average number of diluted shares outstanding	932,808,980	931,953,934	0.1%	933,026,764	930,892,168	0.2%
Calculation of Segment PTOI as a Percent of Segment Sales

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			%			%
	2007	2006	Change	2007	2006	Change
Segment PTOI excluding Significant Items	$1,579	$1,493	6%	$3,210	$2,942	9%
Segment sales	$7,949	$7,519	6%	$15,880	$15,003	6%

Segment PTOI as a percent of segment sales	19.86%	19.86%		20.21%	19.61%

E.I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D (continued)
Reconciliations of Adjusted EBIT / Adjusted EBITDA to Consolidated Income Statement

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Income before income taxes and minority interests	$1,308	$1,255	$2,620	$2,305
Less: Minority interest in earnings of consolidated subsidiaries (1)	—	(1)	(4)	(3)
Add: Net interest expense (2)	100	109	187	204

Adjusted EBIT	1,408	1,363	2,803	2,506

Add: Depreciation and amortization (3)	335	333	672	670

Adjusted EBITDA	$1,743	$1,696	$3,475	$3,176

(1)	Excludes income taxes.

(2)	Includes interest expense plus amortization of capitalized interest less interest income.

(3)	Excludes amortization of capitalized interest.
Reconciliations of Fixed Costs as a Percent of Sales

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Total charges and expenses — consolidated income statements	$6,931	$6,583	$13,780	$13,197
Remove:
Interest expense	(108)	(119)	(207)	(233)
Variable costs (1)	(3,781)	(3,505)	(7,524)	(6,942)
Significant Items — charge (2)	—	—	(52)	(135)

Fixed costs	$3,042	$2,959	$5,997	$5,887
Consolidated net sales	$7,875	$7,442	$15,720	$14,836
Fixed costs as a percent of sales	38.6%	39.8%	38.1%	39.7%

(1)	Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales.

(2)	See Schedule B for detail of Significant Items.

E.I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D (continued)
Reconciliation of Earnings Per Share (EPS) Outlook

	Year Ended
	December 31,
	2007 Outlook	2006 Actual
Earnings per share — excluding Significant Items	$3.15	$2.88
Significant Items included in EPS:
Litigation related charges — Performance Materials	(0.06)	—
Restructuring charges —
Agriculture & Nutrition	—	(0.13)
Coatings & Color Technologies	—	(0.10)
American Jobs Creation Act	—	0.02
Hurricane related items	—	0.10
Asbestos insurance recovery	—	0.04
Asset impairment — Safety & Protection	—	(0.03)
Sales terms and expense accrual changes	—	(0.04)
Corporate tax-related items	—	0.64

Net (charge)/benefit for Significant Items	(0.06)	0.50

Reported EPS	$3.09	$3.38

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Income before income taxes and minority interests	$1,308	$1,255	$2,620	$2,305
Add: Significant Items — charge	—	—	52	128
Net exchange (gains) / losses	(8)	(26)	20	(8)

Income before income taxes, Significant Items, exchange gains/losses and minority interests	$1,300	$1,229	$2,692	$2,425

Provision for income taxes	$335	$279	$700	$510
Add: Tax benefit on Significant Items	—	31	—	109
Tax expense on exchange gains/losses	(15)	(17)	(5)	(20)

Provision for income taxes, excluding taxes on Significant Items and exchange gains	$320	$293	$695	$599

Effective income tax rate	25.6%	22.2%	26.7%	22.1%
Base income tax rate	24.6%	23.8%	25.8%	24.7%